EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249887) of Corteva, Inc. of our report dated June 27, 2022 relating to the financial statements of the Corteva, Inc. Global Omnibus Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 27, 2022